EXHIBIT 99.3

Mipletamig Demonstrates Compelling Clinical Activity in Frontline AML

85% remission rate observed in evaluable frontline AML patients

Mipletamig combination enables rare pathway to transplant in a previously ineligible unfit patient

No dose-limiting toxicities observed among evaluable patients; safety profile remains strong

Evidence mounts for mipletamig as a potentially transformational addition to standard of care in frontline AML as targeted CD123 x CD3 approach showing power and precision, limited added toxicity

Mipletamig Trial Momentum Builds as Cohort 3 Nears Full Enrollment at highest dose level evaluated to date in combination therapy

Seattle, Washington, June 18, 2025 – Aptevo Therapeutics (“Aptevo”) (Nasdaq: APVO), a clinical-stage biotechnology company developing novel bispecific immuno-oncology therapeutics based on its proprietary ADAPTIR® and ADAPTIR-FLEX® platform technologies, today announced new clinical data from its ongoing Phase 1b/2 RAINIER trial evaluating mipletamig, its first-in-class CD123 x CD3 bispecific antibody, in combination with standard-of-care venetoclax and azacitidine (ven/aza) for newly diagnosed patients with acute myeloid leukemia (AML) who are unfit for intensive chemotherapy.

Across two trials, the mipletamig triplet therapy delivered remissions in 85% of evaluable frontline AML patients—which significantly exceeds results from competitor studies, including those achieved in the Viale A trial that evaluated venetoclax and azacitidine (ven/aza) as doublet therapy. These updated results from the RAINIER dose expansion trial continue to demonstrate a compelling efficacy advantage alongside a strong safety profile. No cytokine release syndrome (CRS) was observed in either cohorts 1 or 2. Cohort 3 Nears Full Enrollment at highest dose level evaluated to date in combination therapy.

“These results deepen our conviction in mipletamig’s ability to elevate treatment outcomes for frontline AML patients who are not candidates for intensive chemotherapy,” said Marvin White, President and CEO of Aptevo. “This outstanding remission rate, combined with a compelling safety profile—no CRS reported in the first two cohorts, reinforces mipletamig’s potential to meaningfully enhance the venetoclax/azacitidine backbone.”

Mr. White continued, “We believe our success with mipletamig is a direct reflection of our unique CD3 engineering strategy. We are the only ones using the CRIS-7 binding domain. We did this purposefully, to mitigate cytokine-related toxicity while preserving anti-cancer activity. This innovation not only differentiates mipletamig but represents a core advantage we intend to carry forward across our CD3 pipeline, including with our preclinical candidate, APVO442, for prostate cancer.”

AML remains an aggressive and difficult-to-treat blood cancer, particularly for older or medically unfit patients, where treatment options are limited and outcomes are generally poor. This population urgently needs more effective and better-tolerated therapies.

Results from the RAINIER trial to date demonstrate mipletamig’s increasingly impressive clinical profile, and highlight its potential as a differentiated, highly targeted immunotherapy with a compelling safety profile. As evidence grows, the Company believes that mipletamig is emerging as a strong candidate to reshape frontline AML treatment for unfit patients and potentially advance the standard of care.

Efficacy Data Continues to Outperform Benchmarks

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To date, 85% frontline patients across two trials have achieved remission*
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Of these remissions, three patients were considered to have poor prognosis at screening based on the genetic biomarkers of their disease and achieved CR. This includes:
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One patient who was taken off study and successfully received a transplant. This is the most favorable outcome because transplant offers the best chance for a cure, although it is a rare occurrence in the unfit AML patient population
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One CR patient who had no minimal residual disease (MRD-negative status) but did have the genetic biomarker TP53, which is associated with resistance to chemotherapy and some targeted therapeutics

*Remission = complete remission (CR) and, complete remission with blood markers that have not yet recovered (CRi).

Stand Out Safety and Tolerability Outcomes Continue

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No CRS has been reported in either cohorts 1 or 2

About RAINIER

RAINIER is a frontline AML study, is a Phase 1b/2 dose optimization, multi-center, multi-cohort, open label study. Subjects are adults aged 18 or older, newly diagnosed with AML who are not eligible for intensive induction chemotherapy. The Phase 1b trial consists of 28-day cycles of treatment across multiple, sequential cohorts. RAINIER will be conducted in two parts. First, a Phase 1b dose optimization study in frontline AML patients followed by a Phase 2 study.

About Mipletamig

Aptevo's wholly owned lead proprietary drug candidate, mipletamig, targeting AML, MDS and other leukemias, is differentiated by design to redirect the immune system of the patient to destroy leukemic cells and leukemic stem cells expressing the target antigen CD123, which is a compelling target for AML due to its overexpression on leukemic stem cells and AML blasts. This antibody-like recombinant protein therapeutic is designed to engage both leukemic cells and T cells of the immune system and bring them closely together to trigger the destruction of leukemic cells. Mipletamig is purposefully designed to reduce the likelihood and severity of CRS by use of a unique CD3 derived from CRIS-7 vs. the CD3 used by other competitors. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. Mipletamig has been evaluated in more than 100 patients over three trials to date. RAINIER, Aptevo’s Phase 1b/2 frontline AML program, was initiated in 3Q24.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific immunotherapies for the treatment of cancer. The company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard of care venetoclax + azacitidine. Mipletamig has orphan status for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist that is only active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and is being evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. Aptevo has three pre-clinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR® and ADAPTIR-FLEX®. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show remissions, whether Aptevo’s final remission data or trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of future preliminary or interim data readouts for ALG.APV-527, statements related to the progress of and enthusiasm for Aptevo's clinical programs, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises, geopolitical risks, including the current wars between Russia and Ukraine, Israel and Hamas, Israel and Iran, and any other military event that could evolve out of any of the current conflicts and macroeconomic conditions such as economic uncertainty, imposition of tariffs, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

Aptevo Therapeutics
Miriam Weber Miller
Aptevo Therapeutics
IR@apvo.com or millerm@apvo.com
+1 (206) 859 6629